Exhibit 99.5
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ON FINANCIAL STATEMENT SCHEDULE
To the Board of Directors and Stockholders of
ALTRIA GROUP, INC.:
     Our audits of the consolidated financial statements, of management’s assessment of the effectiveness of internal control over financial reporting and of the effectiveness of internal control over financial reporting referred to in our report dated February 5, 2007, except for the impact of presenting Kraft Foods Inc. as a discontinued operation and the change in reportable segments as discussed in Notes 1, 4 and 15 which are as of October 3, 2007, appearing in this Current Report on Form 8-K also included an audit of the financial statement schedule appearing in Item 9.01 of this Form 8-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.
/s/ PricewaterhouseCoopers LLP
New York, New York
February 5, 2007, except for the impact of presenting Kraft Foods Inc. as a discontinued operation and the change in reportable segments which are as of October 3, 2007